UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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PHILADELPHIA CONSOLIDATED HOLDING CORP.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
STOCK PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
PROPOSALS OF SHAREHOLDERS

PHILADELPHIA CONSOLIDATED HOLDING CORP.
One Bala Plaza, Suite 100
Bala Cynwyd, Pennsylvania 19004
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To The Holders of Common Stock:
      The Annual Meeting of Shareholders of Philadelphia Consolidated Holding Corp. (the “Company”) will be held on April 26, 2006 at 10:00 A.M. at the Hilton Philadelphia City Avenue, 4200 City Avenue, Philadelphia, Pennsylvania for the following purposes:

(1) To elect eleven Directors;

(2) To vote on the approval of the appointment of the Company’s independent registered public accounting firm for the year 2006; and

(3) To consider such other business as may properly come before the meeting.
Shareholders of record at the close of business on March 20, 2006 are entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors

Craig P. Keller
Secretary
March 31, 2006

PHILADELPHIA CONSOLIDATED HOLDING CORP.
One Bala Plaza, Suite 100
Bala Cynwyd, Pennsylvania 19004

PROXY STATEMENT

       The accompanying proxy is solicited by the Board of Directors of Philadelphia Consolidated Holding Corp. (the “Company”), for use at the Annual Meeting of Shareholders to be held at the Hilton Philadelphia City Avenue, 4200 City Avenue, Philadelphia, Pennsylvania on April 26, 2006 at 10:00 A.M. This Proxy Statement, the foregoing Notice and the enclosed Proxy are being sent to shareholders of the Company on or about March 31, 2006.
      Any Proxy may be revoked at any time before it is voted by written notice mailed or delivered to the Secretary of the Company, by delivering a Proxy bearing a later date or by attending the meeting and voting in person. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted in accordance with the Board of Directors’ recommendations on each proposal.
      The Board of Directors knows of no other matters which are likely to be brought before the meeting other than those specified in the notice thereof. If any other matters properly come before the meeting however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. You have four voting options:

•	Internet: You can vote over the Internet at the web address shown on your proxy card. Internet voting is available 24 hours a day. If you have access to the Internet, we encourage you to vote this way. If you vote over the Internet, do not return your proxy card.

•	Telephone: You can vote by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote over the telephone, do not return your proxy card.

•	Proxy Card: You can vote by signing, dating and mailing your proxy card in the postage-paid envelope provided.

•	Vote in Person: You can attend the Annual Meeting and vote at the meeting.
If a proxy is properly submitted by any of these methods, and is not subsequently revoked, shares will be voted in accordance with the instructions.
      In the absence of instructions, executed proxies will be voted “FOR” the eleven nominees for the Board of Directors and “FOR” the approval of the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2006.
      Shareholders of record at the close of business on March 20, 2006 are entitled to vote at the meeting. On March 20, 2006, the Company had outstanding 69,782,999 shares of common stock, no par value. Each outstanding share of common stock is entitled to one vote and there is no cumulative voting. As to each proposal, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering that matter. Abstentions and broker non-votes will be counted only for the purpose of determining whether a quorum is present.
      Directors will be elected by a plurality of the votes cast. As to the other proposals, the affirmative vote of a majority of the votes cast at the meeting by all shareholders entitled to vote shall constitute approval by the shareholders.

      The Company has retained American Stock Transfer & Trust Company to solicit proxies by mail, courier, telephone, or facsimile and to request brokerage houses to forward soliciting material to beneficial owners. For these services the Company will pay a fee of approximately $36,000.

1.	ELECTION OF DIRECTORS
      The Board of Directors has nominated for election the eleven persons named below, to hold office until the next Annual Meeting and until their successors have been duly elected and qualified. The Company believes that each nominee named below will be able to serve. However, should any such nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.
Nominees for Director
      The names and ages of the nominees, their principal occupations, length of service as Directors of the Company, and certain other biographical information are set forth below:
      JAMES J. MAGUIRE, age 72, currently serves as Chairman of the Board of Directors. He previously served as Chief Executive Officer until October 1, 2002 and has served as Chairman of the Board of Directors of the Company since its formation in 1981 and its subsidiaries since their formation. Mr. Maguire also previously served as President of the Company until October 1999. He has worked in the insurance industry for over 40 years with experience in insurance accounting, underwriting, sales and marketing, claims management and administration. Mr. Maguire is a member of the Board of Managers of Beneficial Savings Bank.
      JAMES J. MAGUIRE, JR., age 45, joined the Company in 1996 and has served on the Board of Directors since 1997. He currently serves as President and Chief Executive Officer. Prior to his appointment as Chief Executive Officer, Mr. Maguire, Jr. served as Executive Vice President and Chief Operating Officer, and Vice President of Underwriting for the Company. Mr. Maguire, Jr. serves as a trustee of Saint Joseph’s University. Mr. Maguire, Jr. is the son of Mr. James J. Maguire and a first cousin of Mr. Sean S. Sweeney.
      SEAN S. SWEENEY, CPCU, RPLU, age 48, joined the Company in 1979 and has served on the Board of Directors of the Company since 1996. He currently serves as Executive Vice President, Director of Marketing. Prior to his appointment as Executive Vice President, he served as Senior Vice President, Director of Marketing for the Company since 1987. Mr. Sweeney previously was employed by the Company as a Regional Vice President, Regional Sales Manager, and sales representative. His current responsibilities include management of all marketing and sales for the Company. Mr. Sweeney is the nephew of Mr. James J. Maguire, and a first cousin of Mr. James J. Maguire, Jr.
      AMINTA HAWKINS BREAUX, Ph.D., age 47, joined the Board of Directors of the Company in October 2005. Dr. Breaux has held various administrative positions in higher education for over twenty years. She is currently Dean of Students at University of the Sciences in Philadelphia (USP). She has served in that capacity since January 2000. Prior to joining USP, she was Assistant Provost at Drexel University in Philadelphia. She also is a member of the Board of Directors of Children’s Hospital of Philadelphia, and a Director (and member of the Executive Committee) of Philadelphia Academies Inc.
      MICHAEL J. CASCIO, age 50, has served on the Board of Directors since February 2003. Mr. Cascio served as President and CEO of Overseas Partners US Reinsurance Company until November 15, 2003. Prior to his appointment as President and CEO in 2001, Mr. Cascio served as Executive Vice President and Chief Underwriting Officer for Overseas Partners Ltd. from 2000 to 2001, Executive Vice President, Chief Underwriting Officer for Greenwich Re from 1998 to 1999, and Senior Vice President, Chief Underwriting Officer for Stockton Re from 1994 to 1998. Mr. Cascio is a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries and has over 25 years of experience in the insurance industry, with concentration in the actuarial, underwriting and reinsurance areas.

      ELIZABETH H. GEMMILL, age 60, has served on the Board of Directors of the Company since October 2000. Ms. Gemmill is currently Chairman of the Board of Philadelphia University and President of the Warwick Foundation. Ms. Gemmill previously served as Vice President and Secretary of the Tasty Baking Company from 1988 to 1999. Ms. Gemmill serves as a director of Universal Display Corporation, a technology research and development company, and Beneficial Savings Bank.
      MARGARET M. MATTIX, age 48, has served on the Board of Directors since February 2003. Ms. Mattix currently serves as Global Marketing Manager, Polyethylene, Exxon Mobil Chemical. Previously, she was Senior Vice President of Advanced Elastomer Systems, L.P, a joint venture between Solutia and Exxon Mobil Chemical. Ms. Mattix has over 25 years of varied business experience in the areas of marketing, product development, human resources, e-business and strategic partnerships within the specialty-manufacturing sector.
      MICHAEL J. MORRIS, age 71, previously served as a member of the Board of Directors of the Company from October 1993 to February 2006. Mr. Morris served as Chairman and Chief Executive Officer of Transport International Pool Corporation, a multinational corporation that principally provides transport services, from 1975 to his retirement in 1992. Mr. Morris is a member of the Board of Managers of Beneficial Savings Bank and a director of Met-Pro Corp., a pollution control and fluid handling company. Mr. Morris was recommended for nomination by the Company’s Chairman, James J. Maguire.
      SHAUN F. O’MALLEY, Age 70, has served as lead director of the Board of Freddie Mac since 2003, and has been a director of Freddie Mac since 2001. He is also a member of Freddie Mac’s audit committee. Mr. O’Malley retired from Price Waterhouse LLP in 1995, where he was Chairman and Senior Partner from 1988 to 1995. He also was president of the Financial Accounting Foundation from 1990 to 1992. Mr. O’Malley serves on the Board of Directors of Horace Mann Educators Corporation and the Finance Company of Pennsylvania and as chair of the audit committee for both of those Boards. Mr. O’Malley was recommended for nomination by the Company’s Chairman, James J. Maguire.
      DONALD A. PIZER, age 61, joined the Board of Directors of the Company in March 2004. Mr. Pizer served as an audit partner of Ernst & Young LLP from 1982 until his retirement in June 2003. Prior to his retirement, Mr. Pizer was the Associate National Director of Financial Services Industry Services for Ernst & Young LLP and worked principally in their assurance and advisory business services.
      RONALD R. ROCK, age 46, joined the Board of Directors of the Company in February 2006. Mr. Rock is founder and CEO of Knowledge Rules, Inc., a provider of Business Process Management initiatives to banking and insurance enterprises. Prior to the founding of Knowledge Rules, Inc. in 2002, Mr. Rock was Senior Vice President of Business Development and Marketing at Pegasystems, a business process and customer relationship management software development company.
Director Independence
      The standards relied upon by the Board of Directors in affirmatively determining whether a director is “independent,” in compliance with the rules of The Nasdaq Stock Market (“Nasdaq”), are comprised, in part, of those objective standards set forth in the Nasdaq rules, which generally provide that no director or nominee for director qualifies as “independent” unless the Board of Directors affirmatively determines that such person has no relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Specifically, the following persons may not be considered independent: (i) a director or nominee for director who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company; (ii) a director or nominee for director who accepts, or has a family member who accepts, any payments from the Company or any parent or subsidiary of the Company in excess of $60,000 during the current fiscal year or any of the past three fiscal years, other than (1) compensation for Board or Board committee service, (2) payments arising solely from investments in the Company’s securities, (3) compensation paid to a family member who is a non-executive employee of the Company or a parent or subsidiary of the Company, and (4) benefits under a tax-qualified retirement plan, or non-discretionary compensation); (iii) a director or nominee for director who is a family member of an individual who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company as an executive officer; (iv) a director or nominee for director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (1) payments arising solely from investments in the Company’s securities or (2) payments under non-discretionary charitable contribution matching programs; (v) a director or nominee for director who is, or has a family member who is, employed as an executive officer of another entity at any time during the past three years where any of the executive officers of the Company serve on the compensation committee of such other entity; and (vi) a director or nominee for director who is, or has a family member who is, a current partner of the Company ’s independent registered public accounting firm, or was a partner or employee of the Company ’s independent registered public accounting firm, and worked on the Company ’s audit at any time during the past three years.
      The Board of Directors, in applying the above-referenced standards, has affirmatively determined that each of the following individuals is an “independent” director of the Company: Ms. Breaux, Mr. Cascio, Ms. Gemmill, Ms. Mattix, Mr. Pizer, and Mr. Rock. As part of the Board’s process in making such determination, each such director provided confirmation that (a) all of the above-cited objective criteria for independence are satisfied and (b) each such director has no other relationship with the Company which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Independent Directors
      The Company’s Board of Directors has determined that a majority of its members meet Nasdaq’s standards for independence. See “Director Independence” above. The Company’s independent directors will meet in executive session at least twice during 2006.
Audit Committee
      The Company’s Board of Directors has determined that all members of the Audit Committee meet the standards of independence required of audit committee members by Nasdaq and applicable United States Securities and Exchange Commission (“SEC” or the “Commission”) rules. See “Director Independence” above.
      The Board of Directors has determined that: (i) none of the members of the Audit Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years, (ii) all of the members of the Audit Committee are able to read and understand fundamental financial statements, including a company’s balance sheet, statement of operations and comprehensive income, and cash flow statement, and (iii) Donald A. Pizer, who previously served as an audit partner of Ernst & Young LLP from 1982 until his retirement in June 2003, is an Audit Committee financial expert. The Board made a qualitative assessment of Mr. Pizer’s level of knowledge and experience based on a number of factors, including his formal education, past employment experience in accounting and professional certification in accounting.
      The Audit Committee operates under a formal written charter adopted by the Board of Directors that governs its duties and conduct. The charter is reviewed annually for changes, as appropriate. Copies of the charter can be obtained free of charge on the Company’s web site, www.phly.com, or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Corporate Secretary.
      PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, reports directly to the Audit Committee. The Audit Committee meets with management and the Company’s independent registered public accounting firm prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, any significant deficiencies in the design or operation of internal control over financial reporting. The Audit Committee has also established procedures to enable confidential and anonymous reporting to the Audit Committee of concerns regarding accounting or auditing matters. The Company conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be approved by the Audit Committee.
Compensation Committee
      All members of the Compensation Committee have been determined to meet Nasdaq’s standards for independence. See “Director Independence” above. Further, each member is a “non-employee director”, as defined under Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, and an “outside director” as defined in Treasury Regulations Section 1.162-27, promulgated under the Internal Revenue Code of 1986, as amended.
Governance and Nominating Committee
      All members of the Governance and Nominating Committee have been determined to meet Nasdaq’s standards for independence. See “Director Independence” above. The Governance and Nominating Committee operates under a formal written charter that governs its duties and standards of performance. Copies of the charter can be obtained free of charge on the Company’s web site, www.phly.com, or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Corporate Secretary.
      As part of its duties, the Committee develops and recommends to the Board corporate governance principles. The Committee also identifies and recommends individuals for Board membership. To be considered for membership on the Board a candidate should meet the following criteria, at a minimum: a solid education, extensive business, professional or academic experience, and the requisite reputation, character, skills and judgment, which, in the Committee’s view, have prepared him or her for dealing with the multifaceted financial, business and other issues that confront a Board of Directors of a corporation with the size, complexity, reputation and success of the Company.
      In connection with each of the Company’s annual meetings of shareholders, the Committee will consider candidates for director recommended by any shareholder who (a) has been a continuous record owner of at least 2% of the Company’s common stock for at least one year prior to submission and (b) provides a written statement that the holder intends to continue ownership of the shares through the shareholders meeting. Such recommendation must be made by written notice addressed to the Secretary of the Company given no more than 120 days and no less than 90 days prior to the anniversary date of the last annual meeting of shareholders. Consequently, any such recommendation for consideration by the Committee with respect to the Company’s 2007 annual meeting of shareholders must be made no earlier than December 27, 2006 or later than January 26, 2007.
      Pursuant to the above procedures, once the Governance and Nominating Committee has identified prospective nominees, background information will be elicited about the candidates, following which they will be interviewed and evaluated by the Committee, which will then report to the Board of Directors. No distinctions will be made as between internally-recommended candidates and those recommended by shareholders.
      All the director nominees named in this proxy statement met the Board’s criteria for membership and were recommended by the Governance and Nominating Committee for election by shareholders at this Annual Meeting.
Code of Conduct
      The Company has adopted a Code of Conduct that includes provisions ranging from restrictions on gifts to conflicts of interest, portions of which Code are intended to meet the definition of a “code of ethics” under applicable SEC rules. The Code is applicable to all directors, officers and employees, including the principal executive officer, principal financial officer, controller and persons performing similar functions. Copies of the Code can be obtained free of charge on the Company’s web site, www.phly.com, or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Corporate Secretary.
Communication With the Board of Directors
      A shareholder who wishes to communicate with the Board of Directors, or specific individual directors, may do so by sending such communication in writing addressed to such directors or director at the address appearing on the first page of this proxy statement. All communications directed to members of the Board will be relayed to the intended Board member(s).
Additional Information Regarding the Board
      Meetings. During 2005, the Board of Directors met four times. Each director attended at least 75% of the total number of meetings of the Board of Directors and any committee on which such director served, except for Mr. Ronald R. Rock, who was elected to the Board in February 2006 and who was not a member of the Board of Directors during 2005.
      Board Committees. The Audit Committee met seventeen times in 2005. The Audit Committee consists of Mr. Pizer (Chairperson), Ms. Gemmill and Mr. Rock. Mr. Rock was elected to the Audit Committee in February 2006 and was not a member of the Audit Committee during 2005. Among other duties, the Audit Committee recommends the selection of the Company’s independent registered public accounting firm; reviews and recommends action by the Board regarding the Company’s quarterly and annual reports filed with the SEC; discusses the Company’s audited financial statements with management and the independent registered public accounting firm; and reviews the scope and results of the independent audit and any internal audit.
      The Compensation Committee met five times in 2005. The Compensation Committee consists of Ms. Mattix (Chairperson), Ms. Breaux and Mr. Cascio. Ms. Breaux was elected to the Compensation Committee in February 2006 and was not a member of the Compensation Committee during 2005. Among other duties, the Compensation Committee evaluates the performance of the Company’s principal officers, recommends to the Board of Directors the selection and compensation of principal officers, and administers the Company’s various compensation plans.
      The Investment Committee met three times in 2005 and is responsible for monitoring investment policy and activities of the Company. The Investment Committee consists of Dirk Stuurop (Chairperson) who is currently a member of the Board of Directors, Ms. Gemmill, Messrs. Maguire, Maguire, Jr., Pizer and Sweeney.
      The Governance and Nominating Committee met five times in 2005 and consists of Mr. Cascio (Chairperson), Ms. Mattix, and Mr. Stuurop. The Governance and Nominating Committee is responsible for recommending to the Board of Directors candidates for nomination to the Board.
      The Company does not have a policy with regard to Board members attendance at annual shareholder meetings. Eight of the Company’s nine directors who then comprised the Board attended the 2005 Annual Meeting of Shareholders.
Related Party Transactions
      Mr. Timothy J. Maguire and Ms. Susan M. Maguire, the children of James J. Maguire and the siblings of James J. Maguire, Jr. and Christopher J. Maguire, are employees of the Company. During 2005 Mr. Timothy J. Maguire and Ms. Susan M. Maguire earned $297,000 and $65,000, respectively, in salary and bonus. Mr. Timothy J. Maguire and Ms. Susan M. Maguire also received fringe benefits typical for the Company’s employees of the same class.

Management — Directors and Executive Officers
      Directors hold office until the next annual meeting of the shareholders, or until their successors are duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors. The nominees for Director and the Executive Officers of the Company are as follows:

Name	Age	Position

James J. Maguire	72	Chairman of the Board of Directors
James J. Maguire, Jr.	45	Director, President and Chief Executive Officer
Sean S. Sweeney	48	Director, Executive Vice President
Aminta Hawkins Breaux	47	Director
Michael J. Cascio	50	Director
Elizabeth H. Gemmill	60	Director
Margaret M. Mattix	48	Director
Michael J. Morris	71	—
Shaun F. O’Malley	70	—
Donald A. Pizer	61	Director
Ronald R. Rock	46	Director
Craig P. Keller	55	Executive Vice President, Secretary, Treasurer, and Chief Financial Officer
Christopher J. Maguire	41	Executive Vice President
T. Bruce Meyer	51	President and Chief Executive Officer, Liberty American Insurance Group
      See “Nominees for Director” for the biographies of the Directors.
      CRAIG P. KELLER, age 55, joined the Company as Vice President and Chief Financial Officer in December 1992 and was appointed Secretary in 1993, Treasurer in 1997, Senior Vice President in 1999 and Executive Vice President in 2003.
      CHRISTOPHER J. MAGUIRE, age 41, joined the Company in 1987. He currently serves as Executive Vice President and Chief Underwriting Officer. Prior to his appointment as Executive Vice President, he served as Senior Vice President, Chief Underwriting Officer from 2000 to 2003 and Vice President-Underwriting from 1997 to 2000. Mr. Maguire was previously employed by the Company as Assistant Vice President and in various underwriting positions. Mr. Maguire is the son of James J. Maguire, the brother of James J. Maguire, Jr. and a first cousin of Mr. Sean S. Sweeney.
      T. BRUCE MEYER, age 51, joined the Company in 1999 upon the acquisition of the Liberty American Insurance Group as Chief Financial Officer of Liberty American Insurance Group. He currently serves as President and Chief Executive Officer of Liberty American Insurance Group. Prior to his appointment as President and Chief Executive Officer of Liberty American Insurance Group in October 2005, he was appointed Senior Vice President in 2001 and Assistant Secretary in 2000.

Security Ownership of Certain Beneficial Owners and Management
      The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 20, 2006 by: (i) each person known to the Company to own beneficially more than 5% of the outstanding common stock; (ii) each of the Company’s directors, nominees for directors and persons referred to in the Summary Compensation Table; and (iii) all of the directors and executive officers as a group. As used in this table, “beneficially owned” means the sole or shared power to vote or dispose of, or to direct the voting or disposition of, the shares, or the right to acquire such power within 60 days after March 20, 2006 with respect to any shares.

	Shares		Percent
	Beneficially		Beneficially
Name(1)	Owned(2)		Owned

James J. Maguire	10,790,040	(3)	15.5%
James J. Maguire, Jr.	2,150,466	(4)	3.0%
Frances M. Maguire	9,367,041	(5)	13.4%
Aminta Hawkins Breaux	771		*
Michael J. Cascio	8,022		*
Elizabeth H. Gemmill	15,465		*
Margaret M. Mattix	7,146		*
Michael J. Morris	15,000		*
Shaun F. O’Malley	—		*
Donald A. Pizer	2,169		*
Dirk A. Stuurop	5,463		*
Sean S. Sweeney	467,463	(6)	*
Craig P. Keller	109,722	(7)	*
Christopher J. Maguire	1,143,570	(8)	1.6%
T Bruce Meyer	28,122	(9)	*
P. Daniel Eldridge	43,218	(10)	*
EARNEST Partners, LLC	12,232,239	(11)	17.5%
FMR Corp.	6,742,563	(12)	9.7%
All Directors and Executive Officers as a Group (13 persons)	14,728,419		20.6%

*	Less than 1%

(1)	The named shareholders’ business address is One Bala Plaza, Suite 100, Bala Cynwyd, PA 19004, except that the business address of: EARNEST Partners, LLC is 75 Fourteenth Street, Suite 2300, Atlanta, GA 30309; and FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(2)	To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, unless otherwise noted in the footnotes to this table.

(3)	Of these shares, 5,251,500 are owned jointly by Mr. Maguire and his wife Frances M. Maguire, as to which Mr. Maguire shares the voting and investment power with his wife; 774,798 shares are owned by The Maguire Foundation, of which Mr. Maguire is co-director with his wife and shares voting and investment power with his wife for such shares; 139,500 shares are pledged to Mr. Maguire by his children, as to which Mr. Maguire has the voting power; and 588,000 are owned of record by his wife. Mr. Maguire disclaims beneficial ownership of the 588,000 shares owned of record by his wife.

(4)	Of these shares, 332,448 shares are owned by a trust for the benefit of Mr. James J. Maguire, Jr.; 603,396 shares are in trusts for the other children of Mr. James J. Maguire, of which Mr. James J. Maguire, Jr. is deemed to be beneficial owner of such shares because he has shared voting and investment power of such shares as co-trustee of these trusts; and 882,450 shares are subject to currently outstanding options exercisable on or before 60 days from March 20, 2006.

(5)	Of these shares, 1,303,503 are owned in a trust established by Mr. James J. Maguire of which Ms. Maguire is sole trustee and possesses sole voting and investment power with respect to such shares; 1,449,240 shares are in trusts for the children of Mr. and Mrs. James J. Maguire, of which Ms. Frances Maguire is deemed to be beneficial owner of such shares because she has shared voting and investment power of such shares as co- trustee of these trusts; 5,251,500 shares are owned jointly by Ms. Maguire and her husband James J. Maguire, as to which Ms. Maguire shares the voting and investment power with her husband; and 774,798 shares are owned by The Maguire Foundation, of which Ms. Maguire is co-director with her husband, and shares voting and investment power with her husband for such shares.

(6)	Shares beneficially owned include 201,000 shares subject to currently outstanding options exercisable on or before 60 days from March 20, 2006.

(7)	Shares beneficially owned include 97,500 shares subject to currently outstanding options exercisable on or before 60 days from March 20, 2006.

(8)	Of these shares, 299,448 shares are owned by a trust for the benefit of Mr. Christopher J. Maguire and 455,448 shares are subject to currently outstanding options exercisable on or before 60 days from March 20, 2006.

(9)	Shares beneficially owned include 22,500 shares subject to currently outstanding options exercisable on or before 60 days from March 20, 2006.

(10)	Mr. Eldridge’s employment with the Company ended as of October 1, 2005.

(11)	According to the Schedule 13G filed in February 2006 with the SEC by EARNEST Partners, LLC: EARNEST Partners, LLC has sole voting power with respect to 1,348,467 of such shares, shared voting power with respect to 1,394,308 of such shares and sole investment power with respect to 4,077,413 of such shares; and all of its shares were acquired in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the Company and were not acquired and are not held in connection with or as a participant in any transaction having that purpose or effect.

(12)	According to the Schedule 13G filed in February 2006 with the SEC by FMR Corp.: FMR Corp. has sole voting power with respect to 885,225 of such shares and sole investment power with respect to 6,742,563 of such shares; and all of its shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company and were not acquired in connection with or as a participant in any transaction having such purpose or effect.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors, and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
      Based solely on its review of the copies of such forms received by it, and various representations made to it by its directors and executive officers as to the filing of Forms 5, for the period January 1, 2005 through December 31, 2005 the Company believes that all filing requirements applicable to its executive officers and directors were complied with, except for one late filing of a Form 4 in connection with one transaction for each of Ms. Gemmill, Ms. Mattix, and Messrs. Cascio, Pizer and Stuurop.

Executive Compensation
      The following table sets forth certain information with respect to compensation paid or accrued by the Company during each of the last three years to the Company’s Chief Executive Officer, each of the Company’s other executive officers, and P. Daniel Eldridge, who was an executive officer until October 1, 2005.
Summary Compensation Table

								Long-Term
								Compensation Awards

		Annual Compensation						No. of Shares
Name and Principal						Other Annual		Underlying	All Other
Position	Year	Salary($)		Bonus($)		Compensation($)		Options(#)	Compensation($)

James J. Maguire, Jr.,	2005	400,000	(3)	187,500	(3)	85,687	(4)	150,000	32,869(10)
Director, President and	2004	375,000	(3)	75,000	(3)	—		150,000	19,186(10)
Chief Executive Officer	2003	350,000	(3)	150,000	(3)	—		60,000	7,416(10)
James J. Maguire,	2005	1,000,000	(3)	—		145,123	(5)(6)	—	9,450(11	)(12)
Chairman of the Board	2004	1,000,000	(3)	—		85,642	(5)	—	10,264(11	)(12)
	2003	600,000	(3)	—		87,952	(5)	—	10,061(11	)(12)
Sean S. Sweeney,	2005	325,000	(3)	136,719	(3)	107,914	(7)	90,000	35,511(10	)(12)
Director and Executive	2004	300,000	(3)	62,500	(3)	91,506	(7)	90,000	23,518(10	)(12)
Vice President	2003	285,000	(3)	120,000	(3)	88,786	(7)	45,000	16,340(10	)(12)
Craig P. Keller,	2005	325,000	(3)	156,250	(3)	—		90,000	32,561(10	)(12)
Executive Vice President,	2004	300,000	(3)	62,500	(3)	—		90,000	23,180(10	)(12)
Secretary, Treasurer,	2003	280,000	(3)	120,000	(3)	—		195,000	15,798(10	)(12)
and Chief Financial Officer
Christopher J. Maguire,	2005	325,000	(3)	156,250	(3)	98,346	(7)	90,000	32,415(10	)(12)
Executive Vice President	2004	300,000	(3)	62,500	(3)	90,491	(7)	90,000	23,446(10	)(12)
	2003	280,000	(3)	120,000	(3)	92,156	(7)	195,000	16,053(10	)(12)
T. Bruce Meyer,	2005	150,282	(3)	25,000	(3)	28,576	(9)	15,000	16,138(10	)(12)
President and Chief Executive Officer, Liberty American Insurance Group, Inc.(1)
P. Daniel Eldridge,	2005	212,462	(3)	109,375	(3)	34,667	(8)	75,000	25,599(10	)(12)
President and Chief	2004	229,000	(3)	50,000	(3)	—		60,000	19,422(10	)(12)
Executive Officer, Liberty	2003	210,000	(3)	120,000	(3)	—		30,000	14,081(10	)(12)
American Insurance Group, Inc.(2)

(1)	Mr. Meyer was appointed President and Chief Executive Officer of Liberty American Insurance Group, Inc. on October 1, 2005 at an annual salary of $175,000. Mr. Meyer also receives fringe benefits typical for the Company’s employees of the same class.

(2)	Mr. Eldridge’s employment with the Company ended as of October 1, 2005.

(3)	Such salary and bonus amounts were earned in the year indicated.

(4)	Of this amount $29,909 was paid by the Company for an auto allowance.

(5)	Of this amount $63,819, $57,776 and $50,108 represents the imputed lease value of Company autos used for personal purposes for 2005, 2004 and 2003, respectively.

(6)	Of this amount $37,000 was paid by the Company for country club dues.

(7)	Of this amount $60,760 was paid to the named person by the Company in connection with a mutually agreed termination of the rights of such person in connection with the unvested portion of such person’s rights under the stock appreciation rights previously granted by the Company. The same amount will be paid in connection with such termination in 2006.

(8)	Of this amount $11,667 and $12,922 represents amounts paid by the Company for employee health insurance benefits and auto allowance, respectively.

(9)	Of this amount $11,667 and $11,122 represents amounts paid by the Company for employee health insurance benefits and auto allowance, respectively.

(10)	Includes $32,869, $26,061, $23,111, $22,965, $6,688 and $16,149 for 2005, and $19,186, $15,255, $13,955, $14,221, $0 and $10,197 for 2004, and $7,416, $7,340, $6,798, $7,053, $0 and $5,081 for 2003 vested amount for the Company’s unfunded non-qualified Key Employee Deferred Compensation Plan for Messrs. Maguire, Jr., Sweeney, Keller, Christopher J. Maguire, Meyer and Eldridge, respectively.

(11)	Pursuant to an agreement between the Company and a trust created by Mr. James J. Maguire and his wife, Frances M. Maguire, the trust has purchased a split-dollar life insurance policy on the joint lives of Mr. Maguire and his wife. Under the agreement, the Company has paid the premiums on the policy through 2002 and the trust is the beneficiary of the insurance policy. However, the amount in this column includes the sum of each future years’ present value of the imputed interest on such premium payments (adjusted for the cost of term insurance based upon the joint lives of Mr. Maguire and his wife). The interest amount calculated for 2004 and 2003 is $1,039 and $1,061, respectively. The Company discontinued paying the premiums on this policy commencing with the 2003 premium as a result of certain restrictions in the Sarbanes-Oxley Act. This split dollar life insurance agreement was terminated in 2004.

(12)	Includes $9,450, $9,225 and $9,000 for matching contributions by the Company under its defined contribution plan for 2005, 2004 and 2003, respectively.
Stock Option Grants
      The following table contains information concerning the grant of stock options during 2005 to the Company’s Chief Executive Officer and each of the Company’s other executive officers and P. Daniel Eldridge, who was an executive officer until October 1, 2005. There were no stock appreciation rights (“SARs”) granted in 2005 to the named persons.
Option Grants in 2005

	Individual Grants
					Potential Realizable Value
		% of Total			at Assumed Annual Rates of
	No. of Shares	Options			Stock Price Appreciation for
	Underlying	Granted to	Exercise		Option Term($)
	Options	Employees in	Price	Expiration
Name	Granted(2)	2005	($/Share)	Date	5%	10%

James J. Maguire, Jr.	150,000	10.1%	$22.62	2/10/15	$2,133,525	$5,406,771
James J. Maguire	—	—	—	—	—	—
Sean S. Sweeney	90,000	6.1%	$22.62	2/10/15	$1,280,155	$3,244,063
Craig P. Keller	90,000	6.1%	$22.62	2/10/15	$1,280,155	$3,244,063
Christopher J. Maguire	90,000	6.1%	$22.62	2/10/15	$1,280,155	$3,244,063
T. Bruce Meyer	15,000	1.0%	$22.62	2/10/15	$213,353	$540,677
P. Daniel Eldridge	75,000	5.1%	$22.62	2/10/15	$1,066,763	$2,703,386

(1)	All share and per share amounts were restated to reflect a three-for-one split of the Company’s common stock distributed in March 2006.

(2)	Options are exercisable after the fifth anniversary from date of grant.

Stock Option Exercises and Holdings
      The following table sets forth information relating to the number and value of stock options held at December 31, 2005 by the Company’s Chief Executive Officer and by each of the Company’s other executive officers and P. Daniel Eldridge. There were no SAR exercises in 2005 or SARS outstanding at December 31, 2005 for the named persons.
Option Exercises in 2005 and Option Values at December 31, 2005 (1)

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		in-the-Money Options at
	Shares		Fiscal Year End(#)		Fiscal Year End($)
	Acquired in	Value Realized
	Exercise(#)	($)(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

James J. Maguire, Jr(3)	—	—	732,450	885,000	20,811,820	16,415,200
James J. Maguire	—	—	—	—	—	—
Sean S. Sweeney(4)	144,000	2,783,299	195,000	441,000	4,200,505	7,767,410
Craig P. Keller(5)	22,500	376,500	22,500	487,500	536,610	8,818,925
Christopher J. Maguire(6)	3,552	82,468	209,448	762,000	4,890,009	15,007,340
T Bruce Meyer(7)	30,000	611,374	30,000	78,000	777,835	634,795
P. Daniel Eldridge(8)	150,000	3,120,109	75,000	195,000	1,783,185	2,738,300

(1)	All share and per share amounts granted prior to March 1, 2006 were restated to reflect a two-for-one split of the Company’s common stock distributed in November 1997, and a three-for-one split of the Company’s common stock distributed in March 2006.

(2)	Upon exercise of an option, an individual does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the amount contained in the Value Realized column reflects the increase in the price of the Company’s common stock from the option grant date to the option exercise date. No cash is realized until the shares received upon exercise of an option are sold.

(3)	Exercise price of: $2.83 for 8,700 options; $3.10 for 408,750 options; $4.63 for 300,000 options; $7.60 for 15,000 options; $8.67 for 150,000 options; $9.94 for 300,000 options; $12.79 for 60,000 options; $13.40 for 75,000 options; $17.74 for 150,000 options and $22.62 for 150,000 options.

(4)	Exercise price of: $7.60 for 15,000 options; $8.67 for 105,000 options; $9.93 for 156,000 options; $12.79 for 45,000 options; $12.83 for 105,000 options; $13.40 for 30,000 options; $17.74 for 90,000 options; and $22.62 for 90,000 options.

(5)	Exercise price of: $7.60 for 15,000 options; $8.67 for 75,000 options; $9.93 for 15,000 options; $10.30 for 60,000 options; $10.45 for 90,000 options; $12.79 for 45,000 options; $13.40 for 30,000 options; $17.74 for 90,000 options; and $22.62 for 90,000 options.

(6)	Exercise price of: $4.79 for 71,448 options; $7.60 for 15,000 options; $8.67 for 225,000 options; $9.93 for 75,000 options; $9.94 for 75,000 options; $10.30 for 60,000 options; $10.45 for 90,000 options; $12.79 for 45,000 options; $12.83 for 105,000 options; $13.40 for 30,000 options; $17.74 for 90,000 options; and $22.62 for 90,000 options.

(7)	Exercise price of: $5.00 for 15,000 options; $7.60 for 15,000 options; $13.40 for 10,500 options; $15.33 for 3,000 options; $17.74 for 4,500 options; $22.62 for 15,000 options; and $28.30 for 45,000 options.

(8)	Exercise price of: $7.60 for 15,000 options; $8.67 for 60,000 options; $13.40 for 30,000 options; $12.79 for 30,000 options; $17.74 for 60,000 options; and $22.62 for 75,000 options.

Equity Compensation Plan Information

			Number of Securities
			Remaining Available for
			Future Issuance Under
	Number of Securities to	Weighted-Average	Equity Compensation
	be Issued upon Exercise	Exercise Price of	Plans (Excluding
	of Outstanding Options,	Outstanding Options,	Securities Reflected in
	Warrants and Rights(1)	Warrants and Rights(1)	Column (a))(1)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	8,483,991	$13.54	7,109,319	(2)
Equity compensation plans not approved by security holders	—	—	442,353	(3)

Total	8,483,991	$13.54	7,551,672

(1)	Restated to reflect a three-for-one split of the Company’s common stock distributed on March 1, 2006.

(2)	Includes 618,915, 837,138, 5,631,210 and 22,056 shares of the Company’s common stock available for future issuance under the Company’s Non-Qualified Employee Stock Purchase Plan, Employee Stock Purchase Plan, Employee Stock Option Plan and Directors Stock Purchase Plan, respectively.

(3)	These shares of the Company’s common stock are available for future issuance under a stock purchase plan for the Company’s eligible Preferred Agents approved by the Company’s Board of Directors. Under this Plan the Company’s eligible Preferred Agents may purchase shares of the Company’s common stock during 30 day offering periods as designated by the Company’s Preferred Agent Committee at a per share price equal to 85% of the lesser of the fair market value of a share of the Company’s common stock on the first business day of the offering period or the last day of the offering period. Any shares purchased pursuant to the Plan are restricted for a period of two-years, measured from the first day of the relevant offering period, and no eligible Preferred Agent is permitted to purchase shares under the plan during any three consecutive calendar years having an aggregate value in excess of $100,000.
Employment Agreements
      Various subsidiaries of the Company entered into employment agreements with Messrs. James J. Maguire, James J. Maguire, Jr., Sean S. Sweeney, Craig P. Keller and Christopher J. Maguire effective as of June 1, 2002. Such employment agreements provide for base compensation, subject to periodic reviews and possible increases in the sole discretion of the employer. The original base compensation amounts originally provided for in such agreements are as follows: Mr. James J. Maguire — $600,000; Mr. James J. Maguire, Jr. — $325,000; Mr. Sean S. Sweeney — $250,000; Mr. Craig P. Keller — $236,500; Mr. Christopher J. Maguire — $231,825 (based on such periodic reviews, these base compensation amounts have been increased-see the Summary Compensation Table above for the salary, bonus and other compensation paid to these individuals in 2003, 2004 and 2005). The term of each agreement is five years, but in the event of a Hostile Change in Control (as that term is defined in the agreements) the term of the agreements is automatically extended for an additional three years.
      Effective as of January 1, 2004, the employment agreement with James J. Maguire was amended and restated. The Amended and Restated Agreement (the “Agreement”) provides that Mr. Maguire will serve as Chairman of the Company for five years. At the option of the Company, exercisable by written notice given during 2008, the term may be extended for an additional five years. Also, in the event of a Hostile Change of Control (as that term is defined in the Agreement) the term of the Agreement shall be automatically extended for three years, commencing upon the then applicable expiration date. Under the Agreement Mr. Maguire receives base compensation of $1,000,000 per year during the initial term of the Agreement, and the Company may reduce such compensation to a lesser amount (but not less than $600,000) during any extended term. During any extended term, Mr. Maguire may elect to perform his duties as a non-employee Chairman. The Agreement provides that Mr. Maguire will be paid a bonus of $2,000,000 in the event that the closing price on any five consecutive trading days prior to May 1, 2009 of the Company’s common stock is equal to or greater than $80 per share, and at such time he is still an employee of the Company or any affiliate. As of May 17, 2005, such bonus was earned. Pursuant to an amendment to the Agreement entered into on November 15, 2005, such bonus is payable six months and one day after Mr. Maguire’s employment is terminated (prior to such amendment, such bonus was payable 30 days after termination). The Agreement also provides that in the event amounts payable or otherwise benefiting Mr. Maguire under the Agreement (determined on an aggregate basis, taking into account amounts payable or otherwise benefiting him under any other plan, agreement or arrangement) constitute “excess parachute payments”, as that term defined for purposes of Section 280G of the Internal Revenue Code, Mr. Maguire shall receive additional payments. The additional payments will be in an amount such that after payment of various excise and income taxes attributable to the excess parachute payment and such additional payments, the net economic benefit will equal the net economic benefit Mr. Maguire would have received under the terms of the Agreement (and/or under any other plan, agreement or arrangement of the Company) if no portion of such payments and benefits were treated as excess parachute payments. Such additional payments are payable regardless of any termination of the Agreement.
      Under the employment agreements referred to above the employees are entitled to group health, disability, life insurance and pension benefits as are made available to employees of the Company generally. Each agreement is subject to termination by the employer for Cause (as that term is defined in the agreements) and is subject to termination by the employee for Good Reason (as that term is defined in the agreements). In the event that the employee is terminated without Cause and for reasons unrelated to the employee’s disability or death, or resigns for Good Reason within twelve weeks of the occurrence of the event giving rise to Good Reason, the employee is entitled to receive his base compensation for the lesser of 36 months (48 months in the event of a Hostile Change in Control) or the remainder of the term of the employment agreement (but in no event for less than six months), paid in accordance with employer’s regular payroll practices. The employment agreements also contain various provisions relating to confidentiality and restrictive covenants.
Directors Compensation
      Effective as of January 1, 2006, non-employee directors receive annual compensation of $36,000, plus $2,000 for each Board meeting attended and $1,500 for each Committee meeting attended, except for the Chairpersons of the Nominating, Compensation and Investment Committee, who each receive $2,000 for each Committee meeting attended, and the Chairperson of the Audit Committee, who receives $2,250, for each Committee meeting attended. Non-employee directors may designate a portion of their fees to be used for the purchase of shares of the Company’s common stock under the terms of the Directors Stock Purchase Plan. Each non-employee director also receives, as part of the director’s compensation, an annual grant of restricted shares of common stock of the Company on January 1st of each year, beginning as of January 1, 2006, having a three-year cliff vesting and a valuation equal to $20,000. During 2005, non-employee directors received annual compensation of $30,000, plus $2,000 for each Board meeting attended and $800 for each Committee meeting attended, except for the Chairpersons of each Committee, who received $1,500 for each Committee meeting attended. Directors who are employees of the Company do not receive any additional compensation for serving as Directors or attending Board or Committee meetings.
Compensation Committee
Report on Executive Compensation
      The Compensation Committee (the “Compensation Committee”) of the Board of Directors is responsible for administering the compensation program for the Company’s executives, including the executive officers named in the Summary Compensation Table. The Compensation Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any of the Company’s executive compensation programs. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are subject to the approval of a majority of the independent members of the Board of Directors.

      Compensation Philosophy. The Compensation Committee seeks to provide compensation for executives that attracts, motivates and retains key talent and delivers rewards for superior performance reflecting the Committee’s “pay-for-performance” philosophy. Accordingly, a significant portion of executive compensation is tied to the achievement of both short- and long-term financial objectives. The Compensation Committee is committed to a strong link between the Company’s business and strategic goals and the compensation program. The financial goals for elements of the compensation program are reviewed and approved by the Board in conjunction with its approval of the Company’s strategic and operating plans. A component of the Committee’s compensation philosophy is to offer a total compensation program that is competitive with peer companies.
      Base salary. An executive’s base salary is determined by an assessment of his or her sustained performance (including results achieved), experience, future potential, scope of responsibilities and job demands, as well as current salary levels at peer companies. While some of these companies are in the Nasdaq Insurance Stocks Index and some are not, they were generally selected for the peer group because they were considered comparable to the Company, either in terms of market capitalization or because they compete with, or are in lines of business related to, the Company’s business.
      Annual (Short-Term) Incentives. The Committee utilizes cash bonuses as a principal method of tying compensation to performance. The cash bonus, if any, for the CEO, as well as all other executives is calculated based on an earnings per share formula and individual performance goals. The weighting given to the earnings per share formula and individual performance goals in determining bonuses are based on an annual determination by the Compensation Committee. The Compensation Committee believes that the cash bonus creates a direct link between the Company’s profitability and the compensation of executives.
      Long-Term Incentive Compensation. The Compensation Committee provides long-term incentive compensation to retain and motivate the Company’s employees and to achieve long-term shareholder value. Long-term incentive compensation is provided through equity awards under the Company’s shareholder-approved Employee’s Stock Incentive and Performance Based Compensation Plan. During 2005 the Compensation Committee provided long-term incentive grants to executives in the form of nonqualified stock options; other types of equity awards such as stock appreciation rights settled in Company stock, restricted stock and restricted stock units may be considered for future years. The number of stock options the Compensation Committee grants to each officer is determined based upon a variety of factors, including: the executive’s position, and the executive’s individual performance. The stock options awarded by the Compensation Committee in 2005 have a 10-year term and cliff vest five years from the date of grant. All stock options are granted with an exercise price equal to the fair market value of the Company’s common stock on the date of grant.
      Deferred Compensation Plan. The Company sponsors an unfunded nonqualified key employee deferred compensation plan which allows eligible employees to defer base salary and bonus compensation (“Employee Deferrals”). The Compensation Committee also provides discretionary contributions (“Employer Contributions”) for a select group of management to the plan. Each plan participant is permitted to specify an investment or investments from among permissible investments, which determines the basis of the gain or loss adjustment applicable to a participant’s deferral account. A participant’s interest in the portion of his or her plan deferral account that is attributable to Employee Deferrals are fully vested at all times. The portion of a participant’s deferral account attributable to Employer Contributions generally will vest on a pro-rata basis over the course of a five year period beginning on the last day of the first year after the plan year for which the Employer Contribution was made. The Compensation Committee generally provides discretionary contributions to plan participants based upon the participant’s position at the Company.
      Benefits:
      Health: The Company provides supplemental health benefits for its Chairman, Chief Executive Officer and Executive Vice Presidents. This benefit covers the employee and all eligible dependents of the employee, and provides payment of 100% of the employee portion of the Company’s health plan cost and payment for medical expenses not covered by the Company’s health plan.

      Tax and Retirement Planning Services: The Company reimburses its Chairman for expenses incurred for estate planning and income tax return preparation expenses, and the Chief Executive Officer and Executive Vice Presidents for income tax return preparation expenses.
      Rationale for Chief Executive Officer Compensation. In setting Mr. Maguire Jr.’s 2005 base salary and bonus, the Compensation Committee considered, among other factors, compensation levels for chief executive officers of other peer specialty property and casualty insurance companies, Mr. Maguire Jr.’s experience and knowledge of the industry, the extent to which earnings per share targets were met, and the favorable developments achieved by the Company in 2004 under Mr. Maguire Jr.’s leadership. These developments included $83.7 million of net income, continued strong gross written premium growth, the reaffirmation of the A+ (Superior) rating from A.M. Best Company for the Company’s insurance subsidiaries, the continued expansion of the Company’s marketing efforts, and other individual considerations. Among the individual considerations the Compensation Committee considered was Mr. Maguire Jr.’s leadership with respect to: managing the Company’s catastrophe risk exposure through the multiple 2004 hurricane events, the development and user testing phases of the Company’s new “APPS” processing system, and corporate governance.
      Policy on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) limits to $1.0 million the annual tax deduction for compensation paid to the Chief Executive Officer and any of the four highest paid other executive officers, unless certain requirements for performance-based compensation are met. Stock options granted with an exercise price of at least fair market value at the time of grant generally qualify as performance-based compensation (without regard to the more complicated requirements applicable to certain other types of compensation) and thus are fully deductible. The Compensation Committee considers the anticipated tax consequences to the Company and its executive officers when reviewing executive compensation. While the Compensation Committee currently intends to comply with the requirements of Section 162(m) to preserve the deductibility of compensation payments, it reserves the right to provide compensation that is not deductible in order to retain or secure the services of key executives if it believes that doing so would be in the best interests of the Company and its shareholders.

Margaret M. Mattix, Chairperson
Aminta Hawkins Breaux
Michael J. Cascio

STOCK PERFORMANCE GRAPH
      The graph below compares the cumulative total shareholder return on the Company’s common stock with the cumulative total return of the NASDAQ Stock Market (U.S.) (“NASDAQ — US”) Index and the NASDAQ Insurance Stocks Index (SIC Codes 631 and 633) (“NASDAQ — INS”). The comparison assumes $100 was invested on December 31, 2000 in the Company’s common stock and in each of the foregoing indices and assumes reinvestment of dividends monthly.
AUDIT COMMITTEE REPORT
      The Audit Committee of the Board of Directors (the “Audit Committee”) is comprised of the three directors named below. Each member of the Audit Committee is an independent director, as defined under the listing standard Rule 4200(a)(14) of the Nasdaq Stock Market Inc. Marketplace rules. The Audit Committee has adopted a written charter which has been approved by the Board of Directors. The Audit Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for 2005, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU section 380). PricewaterhouseCoopers LLP has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed independence matters with PricewaterhouseCoopers LLP. The Audit Committee also considered whether PricewaterhouseCoopers LLP’s provisions of non-audit services is compatible with PricewaterhouseCoopers LLP’s independence.
      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2005.

      The foregoing report is provided by the following independent directors, who constitute the Audit Committee:

Donald A. Pizer, Chairperson
Elizabeth H. Gemmill
Ronald R. Rock
Pre-Approval Policy for Services of Independent Registered Public Accounting Firm
      The Committee is required to preapprove all audit and non-audit services provided by the independent registered public accounting firm, both as to the permissibility of the independent registered public accounting firm performing such services and to the amount of fees to be paid in connection therewith, subject to certain de minimis exception for which the Committee’s approval is required prior to completion of the audit. The Committee may delegate preapproval authority to one or more of its members when appropriate, provided that the decisions of such members to grant preapprovals shall be presented to the full Committee at its next scheduled meeting. Policies and procedures for the pre-approval of audit and permissible non-audit services must be detailed as to the particular service. The Committee must be informed of each service rendered pursuant to any such policies or procedures.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
      Fees for all services provided by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, for fiscal years 2005 and 2004 are as follows:

•	Audit Fees: Fees billed for services for fiscal years 2005 and 2004 relating to the annual financial statement audits and reviews of quarterly financial statements filed in the reports on Form 10-Q and statutory audits were $542,600 and $704,000, respectively.

•	Audit Related Fees: Audit related fees billed during 2005 were $137,200 and consist of the review of certain finite reinsurance agreements and the related accounting. There were no audit related fees billed during 2004.

•	Tax Fees: Tax fees billed consist principally of tax compliance and planning services and tax examination assistance and were $30,100 during 2005 and $24,675 during 2004.

•	All Other Fees: All other fees billed during 2005 were $48,200 and consist principally of compensation consulting services and audit review services. There were no other fees billed during 2004.
      The Audit Committee has considered whether the provision of other services by the independent registered public accounting firm is compatible with maintaining such firms independence.

2.	APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Subject to the shareholders’ approval, the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, which served as the Company’s independent registered public accounting firm for the year 2005, to serve as the Company’s independent registered public accounting firm for the year 2006. If the shareholders do not approve this appointment by the affirmative vote of a majority of the votes cast at the meeting by the shareholders entitled to vote, other independent registered public accounting firms will be considered by the Board.
      A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and will have the opportunity to make a statement if the representative desires to do so. The representative is also expected to be available to respond to appropriate questions.

      The Board of Directors recommends a vote FOR approval of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm.
PROPOSALS OF SHAREHOLDERS
      It is currently contemplated that the Company’s 2007 Annual Meeting of Shareholders will be held on April 25, 2007. Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 2007 must be received by December 1, 2006 in order to be considered for inclusion in the Company’s proxy statement and form of proxy related to that meeting. Shareholder proposals should be directed to the President of the Company at the address of the Company set forth on the first page of this proxy statement. A proposal that does not comply with the applicable requirements of Rule 14a-8 under the 1934 Act will not be included in the Company’s proxy soliciting material for the 2007 Annual Meeting of Shareholders.
      A shareholder of the Company may wish to have a proposal presented at the 2007 Annual Meeting of Shareholders but not to have the proposal included in the Company’s proxy statement and form of proxy relating to that meeting. If notice of any such proposal (addressed to the President of the Company at the address of the Company set forth on the first page of this proxy statement) is not received by the Company by February 14, 2007, then such proposal shall be deemed “untimely” for purposes of Rule 14a-4(c) promulgated under the 1934 Act and, therefore, the individuals named in the proxies solicited on behalf of the Board of Directors of the Company for use at the Company’s 2007 Annual Meeting of Shareholders will have the right to exercise discretionary voting authority as to that proposal.
      A shareholder may recommend a person as a nominee for director by writing to the President of the Company at the address of the Company set forth on the first page of this Proxy Statement. Recommendations must be received by January 26, 2007, but not before December 27, 2006, in order for a candidate to be considered for election at the 2007 Annual Meeting. As set forth in the Company’s By-Laws, each notice of nomination should contain the following information: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the address and principal occupation for the past five years of each nominee; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected.

ANNUAL MEETING OF SHAREHOLDERS OF
PHILADELPHIA CONSOLIDATED HOLDING CORP.
April 26, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☒

						FOR	AGAINST	ABSTAIN
1.	Election of Directors:				2.
Approval of Appointment of Independent Registered Public Accounting Firm: Appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2006.
						☐	☐	☐
☐		NOMINEES:
	FOR ALL NOMINEES	¡	Aminta Hawkins Breaux, Ph.D
		¡	Michael J. Cascio
☐	WITHHOLD AUTHORITY	¡	Elizabeth H. Gemmill
	FOR ALL NOMINEES	¡	James J. Maguire
		¡	James J. Maguire, Jr.
☐	FOR ALL EXCEPT (See Instructions below)	¡	Margaret M. Mattix
THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT THIS PROXY SHALL BE VALID AND MAY BE VOTED WHETHER OR NOT THE SHAREHOLDER’S NAME IS SET FORTH BELOW OR A SEAL IS AFFIXED OR THE DESCRIPTION, AUTHORITY OR CAPACITY OF THE PERSON SIGNING IS GIVEN OR OTHER DEFECT OF SIGNATURE EXISTS.

		¡	Michael J. Morris
		¡	Shaun F. O’Malley
		¡	Donald A. Pizer
		¡	Ronald R. Rock
		¡	Sean S. Sweeney

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

[]
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
PHILADELPHIA CONSOLIDATED HOLDING CORP.

The undersigned shareholder hereby appoints James J. Maguire, Jr. and craig P. Keller, or either one of them, the proxies of the undersigned, with full power of substitution, to vote all the shares of common stock of Philadelphia Consolidated Holding Corp. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Wednesday, April 26, 2006 at 10.00 a.m. EDT and at any and all adjournments thereof, with all the powers the undersigned would possess if the undersigned were present.
The undersigned shareholder instructs the proxies to vote as specified on this proxy on the matters described in the Company’s Proxy Statement dated March 31, 2006. Proxies will be voted as instructed.
If no choice is specified, this proxy will be voted for the election of the Company’s nominees as Directors (including the election of any person to the Board of Directors where a nominee named in the Proxy Statement is unable or will not serve) and for the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.
By execution of this proxy, the undersigned shareholder confers upon the above-appointed proxies the discretionary authority to vote upon any other matters which may properly come before the meeting.
The undersigned acknowledges receipt of the Proxy Statement and Notice of said meeting, both dated March 31, 2006, and the Company’s 2005 Annual Report to Shareholders.

(Continued and to be signed on reverse side.)

14475

ANNUAL MEETING OF SHAREHOLDERS OF
PHILADELPHIA CONSOLIDATED HOLDING CORP.
April 26, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 P.M. Eastern Time the day before the cut-off or meeting date.
ê Please detach along perforated line and mail in the envelope provided. IF you are not voting via telephone or the Internet ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☒

1.	Election of Directors:					FOR	AGAINST	ABSTAIN
2.
Approval of Appointment of Independent Registered Public Accounting Firm: Appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2006.
						☐	☐	☐
☐		NOMINEES:
	FOR ALL NOMINEES	O	Aminta Hawkins Breaux, Ph.D
		O	Michael J. Cascio
☐	WITHHOLD AUTHORITY	O	Elizabeth H. Gemmill
	FOR ALL NOMINEES	O	James J. Maguire
		O	James J. Maguire, Jr.
☐	FOR ALL EXCEPT (See Instructions below)	O O O O O O	Margaret M. Mattix Michael J. Morris Shaun F. O’Malley Donald A. Pizer Ronald R. Rock Sean S. Sweeney
THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT THIS PROXY SHALL BE VALID AND MAY BE VOTED WHETHER OR NOT THE SHAREHOLDER’S NAME IS SET FORTH BELOW OR A SEAL IS AFFIXED OR THE DESCRIPTION, AUTHORITY OR CAPACITY OF THE PERSON SIGNING IS GIVEN OR OTHER DEFECT OF SIGNATURE EXISTS.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.